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                                  EXHIBIT 99.1

                                     UNIBANK

              PROXY FOR SPECIAL MEETING OF SHAREHOLDERS CALLED FOR
                               ____________, 1998

          The undersigned having received, together with the Proxy Statement/Prospectus dated ______________, 1997, notice of the Special Meeting of Shareholders of UniBank, Steubenville, Ohio, to be held ____________, 1998 at 2:00 p.m., hereby designates and appoints H. Lee Kinney and William W. McElwain as proxies for the undersigned, with full power of substitution, to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares that the undersigned is entitled to vote at the Special Meeting of Shareholders, unless revoked, and at any adjournment or postponement thereof, such proxies being directed to vote as specified below on the following proposal:

MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1.

PROPOSAL 1: To approve and adopt the Affiliation Agreement and Agreement of
            Merger by and among Citizens Bancshares, Inc., The Citizens Banking Company, a wholly-owned subsidiary of Citizens Bancshares, Inc., and UniBank, providing for the merger of UniBank with and into The Citizens Banking Company.


     FOR __________          AGAINST __________         ABSTAIN __________


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSAL 1. ALL PROXIES PREVIOUSLY GIVEN ARE HEREBY REVOKED. RECEIPT OF THE ACCOMPANYING PROXY STATEMENT AND PROSPECTUS IS HEREBY ACKNOWLEDGED.

          The aforesaid proxies are hereby authorized to vote on any other matter that may properly come before the meeting at their discretion. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the UniBank Special Meeting and advising the Secretary of the shareholder's intent to vote the share(s) or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of UniBank at 100 North Fourth Street, Steubenville, Ohio 43592, attention: William W. McElwain, Secretary. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective.


Dated:______________________       _____________________________________________
                                   Signature


                                   _____________________________________________
                                   Signature

Please sign exactly as your name appears on your stock certificate(s) and return this proxy promptly in the accompanying envelope. If the share(s) are issued in the names of two or more persons, all persons should sign the proxy. If the shares are issued in the name of a corporation or partnership, please sign in the corporate name, by the president or other authorized officer, or in the partnership name, by an authorized person. When signing as attorney, executor, administrator, trustee, guardian or in any other representative capacity, please give your full title as such.

PLEASE DATE, SIGN AND MAIL THIS PROXY TO UNIBANK, ATTENTION WILLIAM W. MCELWAIN, 100 NORTH FOURTH STREET, STEUBENVILLE, OHIO 43592. AN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.